EXHIBIT 4.1

NUMBER                                                            UNITS

U
                      MEDIA & ENTERTAINMENT HOLDINGS, INC.

SEE REVERSE FOR
CERTAIN DEFINITIONS
                                                                           CUSIP

        UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
                       PURCHASE ONE SHARE OF COMMON STOCK


THIS CERTIFIES THAT


IS THE OWNER OF                                                   UNITS.


Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Media & Entertainment Holdings, Inc., a Delaware corporation (the "Company"), and one (1) warrant (the "Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) __________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on _________ , 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrant comprising the Units represented by this certificate are not transferable separately prior to _______, 2006, subject to earlier separation in the discretion of Lazard Capital Markets LLC and Ladenburg Thalmann & Co. Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of ___________, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.


     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.



DATED:                                  [Corporate Seal]


SECRETARY                                             CHAIRMAN OF THE BOARD

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                      MEDIA & ENTERTAINMENT HOLDINGS, INC.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common        UNIF GIFT MIN ACT -______ Custodian_______
TEN ENT - as tenants by the entireties                   (Cust)
JT TEN - as joint tenants with right of            under Uniform Gifts to Minors
survivorship and not as tenants in common          Act ___________ (State)


    Additional Abbreviations may also be used though not in the above list.



FOR VALUE RECEIVED, _____________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
__________________________________


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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                                                              SHARES OF THE
-------------------------------------------------------------
CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

----------------------------------------------------------------------- ATTORNEY
TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.



DATED ____________________

                                NOTICE: The signature to this assignment must
                                        correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.



Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company's liquidation upon failure to consummate a business combination or if the holder seeks to convert its respective shares into cash upon a business combination which it has voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.